EXHIBIT 11

                        EARNINGS PER SHARE COMPUTATIONS

     The table below details the number of common shares and common stock equivalents used in the computation of primary and fully diluted earnings per share.

                                      THREE MONTHS ENDED         NINE MONTHS ENDED
                                         SEPTEMBER 30,              SEPTEMBER 30,
                                    -----------------------     -----------------------
                                      1997          1998          1997          1998
                                    ---------     ---------     ---------     ---------
Basic:
 Weighted average common shares
  outstanding used in computing
  basic earnings per share          4,886,628     4,906,135     4,875,085     4,905,154
                                    =======================     =======================
Basic Earnings Per Share                              $0.10                       $0.32
                                                  =========                   =========

Diluted
 Weighted average common and
  common equivalent shares
  outstanding                       4,886,628     4,906,135     4,875,085     4,905,154
 Effect on shares issuable under
  stock plans using the
  treasury method                      47,778        44,748        61,007        37,479
 Effect of shares contingently
  issuable under warrants
  issued with the 8%
  subordinated debentures
  using the treasury
  stock method                          3,346         5,551         5,941         4,104
                                    -----------------------     -----------------------
 Shares used in computing
  diluted earnings per share        4,937,752     4,956,434     4,942,033     4,946,737
                                    =======================     =======================
Diluted Earnings Per Share                            $0.10                       $0.32
                                                  =========                   =========